                     [LETTERHEAD OF CLIFFORD CHANCE US LLP]

July 31, 2007

Morgan Stanley FX Series Funds
522 Fifth Avenue
New York, New York  10036

Re:   Opinion of Counsel regarding Pre-Effective Amendment No. 2 to the
      Registration Statement filed on Form N-1A under the Securities Act of 1933
      (File Nos. 333-140930, 811-22020)

Dear Ladies and Gentlemen:

We have acted as counsel to Morgan Stanley FX Series Funds, a Massachusetts business trust (the "Fund"), in connection with the above-referenced
Registration Statement (as amended, the "Registration Statement"), for the purpose of registering for sale an indefinite number of shares of beneficial interest, par value $0.01 per share (collectively, the "Shares"). This opinion is being delivered to you in connection with the Fund's filing of Pre-Effective
Amendment No. 2 to the Registration Statement (the "Amendment") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933
(the "1933 Act") and Amendment No. 2 pursuant to the Investment Company Act of
1940, as amended. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. We have reviewed the Fund's Declaration of
Trust and such other documents and matters as we have deemed necessary to enable us to render this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares to which the Registration Statement relates will be legally and validly issued and fully paid and non-assessable by the Fund (except for the potential liability of shareholders described in the Fund's current Statement of
Additional Information under the caption "Capital Stock and Other Securities")
upon receipt by the Fund of consideration determined by the Trustees in compliance with the Declaration of Trust and the Fund's issuance of the Shares pursuant to the Declaration of Trust.

As to matters of Massachusetts law contained in the foregoing opinions, we have relied upon the opinion of Dechert LLP, dated July 31, 2007.

We have consented to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the heading "Fund
Counsel" in the Statement of Additional Information forming a part of the
Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933
Act.

                                                     Very truly yours,

                                                     /s/ Clifford Chance US LLP